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                                                                  EXHIBIT 23(i)

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 1994 in the Registration Statement (Form S-2, No. 33- ) and related Prospectus of American Standard Companies Inc. for the registration of 15,525,000 shares of its common stock.

We also consent to the use of our report dated March 14, 1994 with respect to the financial schedules of American Standard Companies Inc. for the years ended December 31, 1992 and 1993 in the Registration Statement.


                                          ERNST & YOUNG LLP

New York, New York
November 9, 1994